Exhibit 10.4

EXECUTION VERSION

DATED 21 May 2013

ENDEAVOUR ENERGY UK LIMITED

- and -

CIDOVAL S.À R.L.

______________________________________________________________________

SUPPLEMENTAL DEED OF AMENDMENT AND RESTATEMENT

in respect of:

(i) a Sale and Purchase Agreement dated 5 March 2013

as novated and amended on 28 March 2013;

(ii) a Deed of Grant dated 30 April 2013; and

(iii) a Completion Security Agreement dated 30 April 2013

_______________________________________________________________________

This SUPPLEMENTAL deed of amendment AND RESTATEMENT is dated 21 May 2013

PARTIES:

1.

ENDEAVOUR ENERGY UK LIMITED, a company incorporated in England and Wales (registered number 05030838) whose registered office is at 33rd  Floor, CityPoint, One Ropemaker Street, London EC2Y 9UE (the “Grantor”); and

2.

CIDOVAL S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 40, avenue Monterey, L 2163 Luxembourg, having a share capital of $20,425 and being registered with the Luxembourg trade and companies register under number B175673 (the “Grantee”),

(each a “Party” and together the “Parties”).

RECITALS:

(A)      On 5 March 2013, the Grantor and END PP Holdings LLC (the “Original Purchaser”) entered into a sale and purchase agreement relating to the grant of a production payment over interests in United Kingdom Seaward Production Licence P.213 (Block 16/26a A-ALBA) (the Alba Field) and Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A) (the Bacchus Field) (the “Original SPA”).

(B)      On 28 March 2013, the Grantor,  the Grantee and the Original Purchaser entered into a deed of novation and amendment in respect of the Original SPA (the “Deed of Novation and Amendment”) pursuant to which all of the Original Purchaser’s rights and obligations in and under the Original SPA were novated in favour of the Grantee and certain terms of the Original SPA were amended.

(C)         Pursuant to the Original SPA (as amended by the Deed of Novation and Amendment) (the “SPA”) and upon the receipt of the consent of the UK Secretary of State for Energy and Climate Change, the Grantor and the Grantee entered into a Deed of Grant dated 30 April 2013 whereby the Grantor has granted and the Grantee has accepted a Production Payment in accordance with the terms and conditions set forth therein.

(D)         The Parties now wish to supplement the Purchase Price paid under the SPA,  amend the Deed of Grant for the sole purpose of increasing the value of the Production Payment and amend and restate the Completion Security Agreement so as to secure the full amount advanced by the Grantee.

NOW, THEREFORE, the Parties have entered into this Deed in consideration of the foregoing premises, mutual representations, warranties, covenants and agreements set forth herein, and for

0

good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, agree as follows:

1.        DEFINITIONS AND INTERPRETATION

1.1      Unless otherwise defined herein (including the Recitals) capitalised terms have the meaning ascribed to them in the SPA.  In addition, as used in this Deed:

“Completion Security Agreement” means the security agreement dated 30 April 2013 between the Grantor and the Grantee.

“Confidential Information” has the meaning given to it in Section Error! Reference source not found..

“Deed” means this supplemental deed of amendment and restatement entered into by and between the Parties, including the Schedules attached hereto.

“Deed of Grant” means the deed of grant entered into by and between the Parties dated 30 April 2013.

“Effective Date” means the date of the Deed of Grant.

 “Luxembourg” means the Grand Duchy of Luxembourg.

“Supplemental Purchase Price” has the meaning given to it in Section Error! Reference source not found..

1.2      A reference to a Clause is a reference to a clause of the SPA or the Deed of Grant, as the context specifies, and a reference to a Section is a reference to the relevant section of this Deed (unless the context otherwise specifies).

1.3      All headings in this Deed are inserted for convenience only and shall not affect the meaning or construction of this Deed.

1.4      A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality). A reference to a “company” shall include any company, corporation or other body corporate, whatever and however incorporated.

1.5      A reference to any statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, provided that, as between the Parties, no amendment or re-enactment shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party.

1.6      A reference to “writing” or “written” includes faxes but not email.

1.7      Where the words “include(s)”, “including” or “in particular” are used in this Deed, they are deemed to have the words “without limitation” following them.

1.8      Where the context permits, “other” and “otherwise” are illustrative and shall not limit the sense of the words proceeding them.

1.9      Unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may be amended, supplemented and / or novated from time to time.

2.            SUPPLEMENTAL PURCHASE PRICE UNDER THE SPA

2.1      The SPA is supplemented as provided in this Section 2.

2.2      In consideration of the amendments agreed to the Deed of Grant set out in Section 3 below and the Completion Security Agreement set out in Section 4 below, the Grantee has agreed and shall pay to the Grantor an amount equivalent to seventeen million and three hundred and twenty five thousand Dollars ($17,325,000) (the “Supplemental Purchase Price”),  such amount representing additional proceeds to be paid to the Grantor in respect of the sale and purchase of the Production Payment.  Taking together the Deposit paid pursuant to Clause 3.1 of the SPA, the remainder of the Purchase Price (as defined in the Original SPA) paid at Completion and the Supplemental Purchase Price, the Grantee shall have paid to the Grantor a total of one hundred and twenty three million seven hundred and fifty thousand Dollars ($123,750,000) for the purchase of the Production Payment.

2.3      The Supplemental Purchase Price shall be promptly paid by the Grantee upon execution of this Deed by wire transfer in same day funds to the Seller’s Account.

3.        AMENDMENTS TO THE DEED OF GRANT

3.1      The definition of “Production Payment Security Documents” in Clause 1.1 of the Deed of Grant shall be deleted in its entirety and replaced with the following:

““Production Payment Security Documents” means (i) the documents listed in paragraphs (b) to (e) (inclusive) of the definition of “Completion Documents” set out in the Sale and Purchase Agreement, as such documents may have been amended and restated pursuant to the Supplemental Deed of Amendment and Restatement and the Supplemental Charge on Shares Deed of Amendment and Restatement and as such documents may be amended, modified, supplemental or restated from time to time.”

3.2      The following new definition shall be included in Clause 1.1 of the Deed of Grant as follows:

““Purchase Price” means the aggregate of the Purchase Price (as defined in the Sale and Purchase Agreement) and the Supplemental Purchase Price (as defined in the Supplemental Deed of Amendment and Restatement), and any other further advances from time to time made by the Grantee to the Grantor in consideration for an increase in the value of the Production Payment.”

3.3      The following new definition shall be included in Clause 1.1 of the Deed of Grant as follows:

““Supplemental Charge on Shares Deed of Amendment and Restatement”  means the supplemental charge on shares deed of amendment and restatement dated 21 May 2013, between the Endeavour Energy North Sea, L.P. and the Grantee.”

3.4      The following new definition shall be included in Clause 1.1 of the Deed of Grant as follows:

““Supplemental Deed of Amendment and Restatement” means the supplemental deed of amendment and restatement dated 21 May 2013, between the Grantor and the Grantee.”

3.5      The first sentence of Clause 2.1 of the Deed of Grant shall be deleted in its entirety and replaced with the following:

“In consideration for receipt of the Purchase Price allocated fifty per cent. (50%) to Licence P.213 (Alba Field) and the remaining fifty per cent. (50%) to Licence P.255 (Bacchus Field), as of and from the Effective Date the Grantor hereby grants to the Grantee a production payment equal to the Production Payment Percentage of the proceeds of the sale of Available Production from the Subject Interests (the “Production Payment”), free and clear of any and all Encumbrances (except the Permitted Encumbrances) and all costs, expenses and deductions whatsoever, including all development, production, operational and Decommissioning Liabilities.”

3.6      Clause 4.1 of the Deed of Grant shall be deleted in its entirety and replaced with the following:

“Subject to Clause 4.2, if the Grantee suffers a UK tax liability as a result of entering into the Sale and Purchase Agreement, the transactions contemplated by this Agreement or the transactions contemplated by the Supplemental Deed of Amendment and Restatement and the Supplemental Charge on Shares Deed of Amendment and Restatement, the Grantor shall indemnify the Grantee for such UK tax liability (including any interest and penalties), such indemnity to be satisfied by way of an increase in the Production Payment Percentage so that, overall, the Grantee is in no better or worse position that it would have been had no such UK tax liability been imposed.”

3.7      Clause 4.15 of the Deed of Grant shall be deleted in its entirety and replaced with the following:

“It is the intention of the Parties that each of the Production Payment granted on 30 April 2013 under this Agreement (the “Original Production Payment”) and the incremental Production Payment agreed on 21 May 2013 in exchange for the payment of the Supplemental Purchase Price (the “Supplemental Production Payment”) be treated as a “carve-out production payment” within the meaning of section 636 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and a “contingent payment debt instrument” (“CPDI”) that is subject to the “noncontingent bond method” within the meaning of Treasury Regulation Section 1.1275-4(b) (the “CPDI Regulation”).  Each of the Original Production Payment and the Supplemental Production Payment will be treated as a separate CPDI.”

3.8      Clause 4.16 of the Deed of Grant shall be deleted in its entirety and replaced with the following:

“The “issue price”, “comparable” and “projected yield”, each as defined in the CPDI Regulation for the Original Production Payment and the Supplemental Production Payment are set forth on Schedule 2A and 2B to this Agreement, respectively.”

3.9      Schedule 1 to the Deed of Grant will be deleted in its entirety and replaced with the agreed form of schedule 1 set out in Schedule A attached hereto.

3.10    Schedule 2 to the Deed of Grant will be deleted in its entirety and replaced with the agreed form schedule 2A and schedule 2B set out in Schedule B attached hereto.

4.        AMENDMENT AND RESTATEMENT OF THE COMPLETION SECURITY AGREEMENT

4.1      With effect on and from the date hereof, the Completion Security Agreement shall be amended and restated in the form set out in Schedule C  (Form of Amended and Restated Completion Security Agreement).

4.2      The provisions of the Completion Security Agreement shall, save as amended by this Deed, continue in full force and effect.

5.        REPRESENTATIONS AND WARRANTIES

5.1      The Grantee hereby warrants to the Grantor as follows as at the date of this Deed by reference to the facts subsisting as at the date hereof:

(a)	The Grantee is duly organised as a private limited liability company and validly existing under the laws of Luxembourg and is tax resident in Luxembourg.
(b)

The Grantee has the corporate power and all necessary corporate action has been taken on the part of the Grantee to enter into the SPA, the Deed of Grant and this Deed and to perform the transactions contemplated by the SPA, the Deed of Grant and this Deed.

(c)

The signing and delivery of this Deed does not and the performance of any of the transactions contemplated by the SPA, the Deed of Grant and this Deed do not and will not contravene or constitute a material default under any provisions contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which the Grantee or any of its assets is bound or affected or which would result in the Grantee being unable to perform its obligations under the SPA, the Deed of Grant or this Deed.

(d)

No litigation, arbitration, administrative proceeding, claim or dispute in respect of which a writ or summons or other formal pleading has been served or judgment issued against the Grantee or to which the Grantee is a party which is likely by itself or together with any such other proceedings to have a material adverse effect on its ability to observe or perform its obligations under the SPA, the Deed of Grant or this Deed and the transactions contemplated hereby is subsisting or, to the best of the Grantee’s knowledge, threatened or pending against the Grantee or any of its assets.

(e)	Neither the Grantee is Insolvent and no Insolvency Proceedings with respect to it or any of its assets have been commenced.

5.2      The Grantor hereby warrants to the Grantee as follows as at the date of this Deed by reference to the facts subsisting as at the date hereof:

(a)

The Grantor is a licensee under each of the Licences and, subject to the Permitted Encumbrances and the Completion Security Agreement, is the sole legal and beneficial owner of the Subject Interests, and following fulfilment of any conditions to the entry into this Deed, including any notification to the Secretary, the Grantor will have the right to grant the Production Payment to the Grantee.

(b)

Each of the Licences and all rights of the Grantor and interests thereunder or deriving therefrom are in full force and effect.  No act or omission of the Grantor has occurred which would entitle the Secretary to revoke either of the Licences and no written notice has been received by the Grantor from the Secretary of any intention to revoke either of the Licences.

(c)

To the best of the Grantor’s knowledge, no act or omission of any other licensee of the Licences has occurred which would entitle the Secretary to revoke either of the Licences and no written notice has been received by the Grantor from the Secretary of any intention to revoke either of the Licences.

(d)	Neither of the Licences is in the course of being surrendered in whole or in part.
(e)

Other than the security granted in favour of the Grantee pursuant to the Completion Security Agreement, no Encumbrance has been created over the Subject Interests nor is there in effect any agreement or commitment to create the same.

(f)

Each of the JOAs is in full force and effect and the Grantor is not in breach of any material obligation thereunder nor has it received written notice that it has committed any breach or default thereunder which breach or default is of a material nature and subsisting.

(g)	The Grantor has not given any written notice of withdrawal under either of the JOAs nor has the Grantor received any such written notice of withdrawal.

(h)	The Grantor has not received any written notice of unitisation of either of the Subject Interests.
(i)

The Grantor is not a party to any litigation, arbitration or administrative proceeding in respect of which a writ or summons or other formal pleading has been served or judgment issued, nor is there any claim or dispute in relation to, and which is likely by itself or together with any such other proceeding to materially prejudice or detrimentally affect in any material manner, the Subject Interests and/or the Grantor’s ability to perform its obligations under the SPA, the Deed of Grant or this Deed, and to the best of the Grantor’s knowledge, no such litigation, arbitration or administrative proceeding, claim or dispute is threatened or pending either by or against the Grantor and there are no facts which have been made known to the Grantor which indicate that any person has a claim which is likely to materially prejudice or detrimentally affect in any material manner the Subject Interests and/or the Grantor’s ability to observe or perform its obligations under the SPA, the Deed of Grant or this Deed.

(j)	The Grantor is duly incorporated with limited liability and validly exists under the laws of England and Wales and is resident for Tax purposes solely in the United Kingdom.
(k)

The Grantor has the corporate power and all necessary corporate action has been taken on the part of the Grantor to enter into the SPA, the Deed of Grant and this Deed and to perform the transactions contemplated by the SPA, the Deed of Grant and this Deed.

(l)

The signing and delivery of this Deed does not and the performance of any of the transactions contemplated by the SPA, the Deed of Grant and this Deed do not and will not contravene or constitute a material default under any provisions contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which the Grantor or any of its assets is bound or affected and which would result in the Grantor being unable to perform its obligations under the SPA, the Deed of Grant or this Deed.

(m)

The Grantor has obtained all material permits, licences and other authorisations which are required under applicable Environmental Laws relating to the Subject Interests and such permits, licences and authorisations remain in full force and effect.

(n)	The Grantor is not Insolvent and no Insolvency Proceedings with respect to it or its assets have been commenced.
(o)	The Production Payment will be treated as a liability in accordance with US GAAP.

6.        COSTS AND EXPENSES

6.1      Subject to Section Error! Reference source not found., all costs and expenses in connection with the negotiation, preparation, execution and performance of this Deed, and any documents referred to herein, shall be borne by the Party that incurred the cost.

6.2      The Grantor must pay to Cidoval the amount of all reasonable legal fees, supported by an invoice or other evidence of incurrence, directly incurred by Cidoval in connection with the negotiation, preparation and execution of this Deed; provided, that, in no event shall the Grantor be responsible for the payment of any costs and expenses by any lender in connection with the transactions contemplated in this Deed whether or not Cidoval has agreed to be or is otherwise liable for such costs and expenses.

6.3      The Grantor shall, on demand, pay to the Grantee the amount of all costs and expenses (including legal fees) incurred by the Grantee in connection with the enforcement of or preservation of any rights under this Deed.

7.        ANNOUNCEMENTS AND CONFIDENTIALITY

7.1      Neither Party nor any Affiliate of either Party shall make any announcements with regard to this Deed or any transactions contemplated herein unless prior thereto it furnishes the other Party with a copy of such announcement and obtains the prior written consent of the other Party to such announcement (such consent not to be unreasonably withheld or delayed) except to the extent either Party (or an Affiliate) is required by law, the Licence Interest Documents, or the requirements of a competent government agency or other regulatory body, or any recognised stock exchange or exchange regulated market in compliance with their rules and regulations to make any such announcement otherwise than in compliance with this Section Error! Reference source not found. in which case such Party will use all reasonable endeavours to provide to the other Party notification and a copy of such announcement two (2) Business Days prior to the date the announcement is to be made.

7.2      The terms of this Deed and all discussions and information exchanged between the Parties in connection with the transactions contemplated herein (the “Confidential Information”) shall be held confidential by the Parties and shall not be divulged in any way to any third party other than solely to the extent necessary to satisfy any conditions to the signing of this Deed including any notification to the Secretary, by one Party without the prior written approval of the other Party; provided that either Party may, without such approval, disclose such Confidential Information to:

(a)	any Affiliate of such Party, provided that such Affiliate is bound by the provisions of this Section 6 and that such Party is responsible for any violation of this provision by its Affiliate;
(b)

any professional consultants or other professional advisers, provided they are under existing confidentiality obligations or the disclosing Party obtains a similar undertaking of confidentiality (but excluding any right to make further disclosure) from such consultants or advisers;

(c)	any independent legal advisors engaged, or proposed to be engaged, by or on behalf of a Party or an Affiliate where such legal advisors are bound by an obligation of confidentiality;
(d)

any bank, financial institution or investor from whom such Party is seeking or obtaining finance, financial advice or an investment, provided the disclosing Party obtains a similar undertaking of confidentiality (but excluding any right to make further disclosure) from such bank, financial institution or investor;

(e)	to the extent required by any applicable laws, the Licences, the other Licence Interest Documents or the requirements of any recognised stock exchange in compliance with its rules and regulations;
(f)

a bona fide prospective transferee of a Party’s interest, or portion thereof in a Licence to the extent appropriate in order to allow the assessment of such interest (including an entity with whom a Party and/or its Affiliate are conducting bona fide negotiations directed towards a merger, consolidation or sale of the majority of its or an Affiliate’s shares);

(g)	any government agency (including any Tax authority) reasonably requesting such information; or
(h)	any court of competent jurisdiction acting in pursuance of its powers.

7.3      The above undertaking of confidentiality shall not extend to any Confidential Information which is:

(a)	generally available to the public other than as a result of a wrongful disclosure by a Party; or
(b)	available to a Party on a non-confidential basis from a source other than the other Party if such source is entitled to disclose such information.

7.4      The provisions of this Section Error! Reference source not found. shall survive for two (2) years from the date of any termination of the SPA.

8.        GENERAL PROVISIONS

8.1      The following Clauses of the SPA are hereby incorporated into this Deed by reference and shall be deemed to apply to this Deed,  mutatis mutandis, as though specifically set out in this Deed:  Clause 12 (Notices), Clause 13 (Further Assurance), Clause 14 (Assignment), Clause 15 (Whole Agreement), Clause 16 (Variation and Waiver), Clause 17 (Severance), Clause 18 (Governing Law and Jurisdiction),  Clause 19 (Successors), Clause 20 (Third Party Rights) and Clause 21 (Counterparts).

8.2      Subject as expressly provided in this Deed, all other provisions of the SPA and the Deed of Grant shall remain in full force and effect and binding on the Parties thereto, insofar as the same are in full force and effect and binding on those Parties immediately prior to the Effective Date.

[Signature pages follow]

9

AS WITNESS WHEREOF, this agreement has been executed and delivered as a Deed by the parties on the day and year first written above.

) Catherine Stubbs) a director of ) ENDEAVOUR ENERGY UK LIMITED ) BLOCK CAPITALS) th Floor Brettenham

SIGNED AND DELIVERED as a DEED)
for and on behalf of
            )

ENDEAVOUR ENERGY UK LIMITED)

acting by Catherine Stubbs)
a director of
            )
ENDEAVOUR ENERGY UK LIMITED            )

In the presence of:

Signature of witness

/a/ A. White

Name of witness

(in BLOCK CAPITALS)

A. WHITE

Address of Witness

4th Floor Brettenham

House, Lancaster Place

London WC2E7EN

.........................................................................................

/s/ Catherine Stubbs
SIGNED by Lux Business Management S.a.r.L.) Title: Manager ) By: Onno Bouwmeister Authorized Signatory) for and on behalf of) CIDOVAL S.À R.L.)	/s/ Onno Bouwmeister

1

Schedule A

Agreed Form of Schedule 1 to the Deed of Grant

“Schedule 1

Settlement Date	Target Dollar Amount ($)
30-Jun-13	6,846,666.67
30-Sep-13	7,254,629.63
31-Dec-13	7,148,148.15
31-Mar-14	6,979,166.67
30-Jun-14	6,905,092.59
30-Sep-14	6,828,703.70
31-Dec-14	52,555,555.56
31-Mar-15	51,250,000.00

Termination Amount: $145,767,962.96”

Schedule B

Agreed Form of Schedule 2A and Schedule 2B to the Deed of Grant

“Schedule 2A

In accordance with Section 4.15 of this Agreement, the parties to the Agreement intend for the Production Payment to be treated as a "contingent payment debt instrument" within the meaning of United States Treasury Regulations Section 1.1275-4 for U.S. federal income tax purposes.

The debt instrument reflected by the Production Payment will be issued with "original issue discount."  The issue price is $106,425,000, total amount of original issue discount is $19,150,926, the issue date is April 30, 2013, and the comparable yield on the issue date is 11.77590%, compounded quarterly.

Projected Payment Schedule
Date of Projected Payment	Noncontingent Payment	Contingent Payment

04/30/13		$ (106,425,000.00)
06/30/13	$ 0.00	6,103,611.11
09/30/13	$ 0.00	6,238,981.48
12/31/13	$ 0.00	6,147,407.41
03/31/14	$ 0.00	6,002,083.33
06/30/14	$ 0.00	5,938,379.63
09/30/14	$ 0.00	5,872,685.19
12/31/14	$ 0.00	45,197,777.78
03/31/15	$ 0.00	44,075,000.00

		$ 125,575,926

Schedule 2B

In accordance with Clause 4.15 of this Agreement, the parties to the Agreement intend for the Supplemental Production Payment to be treated as a "contingent payment debt instrument" within the meaning of United States Treasury Regulations Section 1.1275-4 for U.S. federal income tax purposes.

The debt instrument reflected by the Supplemental Production Payment will be issued with "original issue discount."  The issue price is $17,325,000, total amount of original issue discount is $2,896,898, the issue date is May 22, 2013, and the comparable yield on the issue date is 11.31693%, compounded quarterly.

Projected Payment Schedule
Date of Projected Payment	Noncontingent Payment	Contingent Payment

05/22/13		$ (17,325,000.00)
06/30/13	$ 0.00	772,916.67
09/30/13	$ 0.00	1,015,648.15
12/31/13	$ 0.00	1,000,740.74
03/31/14	$ 0.00	977,083.33
06/30/14	$ 0.00	966,712.96
09/30/14	$ 0.00	956,018.52
12/31/14	$ 0.00	7,357,777.78
03/31/15	$ 0.00	7,175,000.00

Schedule C

Form of Amended and Restated Completion Security Agreement

EXECUTION VERSION

Dated 30 April 2013
as amended and restated on 21 May 2013

ENDEAVOUR ENERGY UK LIMITED
as the Company

and

CIDOVAL S.À R.L.
as the Secured Party

___________________________________________________________________

AMENDED AND RESTATED SECURITY AGREEMENT

in respect of a Grant of Production Payment

___________________________________________________________________

THIS SECURITY AGREEMENT (this “Agreement”) is made on 30 April 2013 as amended and restated on 21 May 2013 pursuant to the Supplemental Deed of Amendment and Restatement.

BETWEEN:

(1)        ENDEAVOUR ENERGY UK LIMITED (a company registered in England and Wales with registration number 5030838) whose registered office is at 33rd Floor, City Point, One Ropemaker St, London EC2Y 9UE (the “Company”); and

(2)        CIDOVAL S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 40, avenue Monterey, L 2163 Luxembourg, having a share capital of USD20,425 and being registered with the Luxembourg trade and companies register under number B175673 (the “Secured Party”).

IT IS AGREED as follows:

1.         Definitions, Construction and Incorporation of Terms

1.1        Definitions

(a)

Terms defined, or by reference in, in the Deed of Grant shall, unless otherwise defined in this Agreement or unless a contrary intention appears, bear the same meaning when used in this Agreement and the following terms shall have the following meanings:

“Account” means any account, including for the avoidance of doubt, the Payment Account, now or in the future opened or maintained by the Company with a bank or other financial institution (and any replacement account or subdivision or subaccount of that account), together with all amounts from time to time standing to the credit of, or accrued or accruing on, such account and any monies, proceeds or income paid or payable in respect of such account.

            “Administrator” means a person appointed under Schedule B1 to the Insolvency Act 1986 to manage the Company’s affairs, business and property.

“Administrative Agent” means the “administrative agent” in respect of each the Revolving Credit Agreement and the New Pearl Credit Agreement.

“Alba JOA” means the joint operating agreement for Block 16/26 of Licence P.213 dated 10 October 1990, as it applies by way of a separate contract in respect of Area A.

“Assigned Account” means any Account designated in writing as an Assigned Account by the Secured Party in accordance with Clause Error! Reference source not found.  (Error! Reference source not found.).

“Bacchus JOA” means the joint operating agreement for Block 22/6a (North) of Licence P.255 dated September 2006, as it now applies to Licence P.255.

“BP” means BP Exploration Operating Company Limited.

“Charged Assets” means the assets mortgaged, charged or assigned pursuant to Clauses Error! Reference source not found. (Security) and Error! Reference source not found. (Creation of floating charge).

“Collateral Account” means any Account that may from time to time be opened by the Company with the Secured Party pursuant to Clause Error! Reference source not found.  (Accounts General).

 “Deed of Grant” means the deed of grant of production payment in connection with the Sale and Purchase Agreement and entered into on 30 April 2013 between the Company as grantor and the Secured Party as grantee, as amended pursuant to the Supplemental Deed of Amendment and Restatement and as may be further amended, restated, modified or supplemented from time to time.

“Delegate” means a delegate or sub‑delegate appointed directly or indirectly pursuant to Clause Error! Reference source not found.  (General delegation).

“Enforcement Date” means: (a) the date falling three (3) Business Days following the date on which a notice is issued by the Secured Party to the Company, such notice stating that the Company has failed to comply with its obligations under clause 2 (Grant of Production Payment), clause 3.1 (Sale and Payment) or clause 3.2 (Sale and Payment) of the Deed of Grant; or (b) any date on which the Company becomes Insolvent (as such term is defined in the Sale and Purchase Agreement) or Insolvency Proceedings (as such term is defined in the Sale and Purchase Agreement) are commenced with respect to the Company or its assets.

“Enoch PLTPA” means the Enoch pipeline liquids transportation and processing agreement dated 24 February 2006 and made between, among others, the Company and BP.

“Existing Security Documents” means the “Security Documents” (as such term is defined under each of the Revolving Credit Agreement and the New Pearl Reimbursement Agreement) together with any supplemental agreements relating thereto.

“Group” means Endeavour International Corporation and its subsidiaries for the time being.

“Insurances” means any insurances that are maintained in respect of the Oil and Gas Properties and/or any activities related thereto.

“Intercreditor Agreement” means the intercreditor agreement entered into on or about the date of the Sale and Purchase Agreement between, amongst others, the Company, the Secured Party and the Administrative Agent (as amended, modified, restated or supplemented from time to time).

“JOAs” means the Alba JOA and the Bacchus JOA, or either or both of them as the context may require.

“LPA” means the Law of Property Act 1925.

“Licence P.213” means Seaward Production Licence P.213 (Block 16/26a A-ALBA), and shall include any other Licence issued in substitution or partial substitution thereof.

“Licence P.255” means Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A), and shall include any other Licence issued in substitution or partial substitution thereof.

“Licences” means Licence P.213 and Licence P.255, or either or both them, as the context may require.

“New Pearl Credit Agreement” means the credit agreement dated 31 May 2012 between, amongst others, New Pearl S.à r.l. and the Administrative Agent (as amended, modified, restated or supplemented from time to time).

“New Pearl Reimbursement Agreement” means the reimbursement agreement dated 31 May 2012 between, amongst others, the Company and New Pearl S.à r.l..

“Oil and Gas Properties” has the meaning given to such term in the Revolving Credit Agreement as such term is to be construed at the Relevant Date.

“Party” means a party to this Agreement.

“Payment Account” means the Account designated as the Payment Account under the Sale and Purchase Agreement (and any replacement account or subdivision or subaccount of that account), together with all amounts from time to time standing to the credit of, or accrued or accruing on, such account and any monies, proceeds or income paid or payable in respect of such Account.

“Permitted Disposals” means any transaction which is deemed not to be an Asset Sale pursuant to that definition in the Revolving Credit Agreement or which would otherwise be permitted as an Asset Sale pursuant to section 8.04 of the Revolving Credit Agreement and so that references to the “Administrative Agent” and the “Borrower” in those terms shall be construed as references to the Secured Party and the Company.

“Permitted Liens” means:

(i)

‘Permitted Liens’, as such term is defined in the Revolving Credit Agreement, and so that references to the “Administrative Agent” and the “Borrower” in that definition shall be construed as references to the Secured Party and the Company; and

(ii)

Liens (as defined in the Revolving Credit Agreement) to secure any Indebtedness (as defined in the Revolving Credit Agreement) of Endeavour International Corporation or any of its Restricted Subsidiaries (as defined in the Revolving Credit Agreement) incurred or issued in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value the Indebtedness constituted by the Revolving Credit Agreement and the New Pearl Reimbursement Agreement.

 “Project Contracts” means:

(i)

each of the contracts, agreements and documents listed in Error! Reference source not found.  (Project Contracts) together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any  such contracts, agreements and documents; and

(ii)

any joint operating agreements or unitisation or unit operating agreements, in each case relating to paragraph (ii) of the definition of “Project Licences”, which are entered into (or in respect of which the Company acquires an interest) after the date of this Agreement together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any such contracts, agreements and documents.

“Project Licences” means:

(i)

each of the licences listed in Error! Reference source not found.  (Project Licences) together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any  such licences; and

(ii)

any petroleum production licences for material oil and gas reserves of the Company which are entered into (or in respect of which the Company acquires an interest) after the date of this Agreement together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any such licences.

“Receiver” means any person appointed by the Secured Party to be a receiver or receiver and manager or administrative receiver of any property subject to the Security created by this Agreement or any part thereof.

“Related Property Rights” means, in relation to any property or asset:

(i)	the proceeds of sale and/or other realisation of that property or asset (or any part thereof or interest therein);
(ii)	all Security, options, agreements, rights, easements, benefits, indemnities, guarantees, warranties or covenants for title held by the Company in respect of such property or asset; and
(iii)	all the Company’s rights under any lease, licence or agreement for lease, sale or use in respect of such property or asset.

“Relevant Date” means the later of (a) the date on which all amounts are fully repaid and discharged under the Revolving Credit Agreement and (b) the date on which all amounts are fully reimbursed and discharged under the New Pearl Reimbursement Agreement.

“Revolving Credit Agreement” means the revolving credit agreement dated 12 April 2012 between, amongst others, the Company and the Administrative Agent (as amended, modified, restated or supplemented from time to time).

“Secured Liabilities” has the meaning given to it in Clause Error! Reference source not found.  (Covenants to Pay).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Period” means the period from the date of this Agreement until the rights and obligations under the Deed of Grant cease and determine in accordance with clause 2.2 of the Deed of Grant

“Supplemental Deed of Amendment and Restatement” means the supplemental deed of amendment and restatement dated 21 May 2013, between the Company and the Secured Party.

(a)	Unless a contrary intention appears, words defined in the Companies Act 2006 have the same meanings in this Agreement.

1.2        Construction

Unless a contrary indication appears, any reference in this Agreement to:

(a)	terms defined in the Revolving Credit Agreement shall be construed as having the meaning given to those terms in the Revolving Credit Agreement in force as at the date of this Agreement;
(a)	the “Secured Party” or the “Company” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;
(b)	“assets” includes present and future properties, revenues and rights of every description;
(c)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(d)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(e)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a kind that is normally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(f)

a “guarantee” includes any form of indemnity or other assurance against financial loss (including any obligation to pay, purchase or provide funds for the purchase of any liability) and the verb “to guarantee” shall be construed accordingly;

(g)	a provision of law is a reference to that provision as amended or re-enacted;
(h)

any matter “including” specific instances or examples of such matter shall be construed without limitation to the generality of that matter (and references to “include” shall be construed accordingly);

(i)

a “modification” includes an amendment, supplement, novation, re-enactment, restatement, variation, extension, replacement, modification or waiver or the giving of any waiver, release, consent having the same commercial effect of any of the foregoing (and “modify” shall be construed accordingly);

(j)

the “winding-up”, “dissolution” or “administration” of a person shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such person is incorporated or established, or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(k)

the words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to; and

(l)	“the date of this Agreement” shall be a reference to 30 April 2013.

1.3      Implied covenants for title

The obligations of the Company under this Agreement shall be in addition to the covenants for title deemed to be included in this Agreement by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.4      Effect as a Deed

This Agreement is intended to take effect as a deed notwithstanding that the Secured Party may have executed it under hand only.

1.5            Law of Property (Miscellaneous Provisions) Act 1989

To the extent necessary for any agreement for the disposition of the Charged Assets in this Agreement to be a valid agreement under Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Sale and Purchase Agreement and the Deed of Grant are incorporated into this Agreement.

1.6      Intercreditor Agreement

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Secured Party pursuant to this Agreement and the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

2.        Covenants to Pay

2.1            Covenant to pay Secured Liabilities

The Company covenants that it shall promptly, on demand by the Secured Party, pay to the Secured Party in accordance with the terms of the Deed of Grant:

(a)

the full and prompt payment when due (whether scheduled, upon termination or otherwise) of all obligations, liabilities and indebtedness of the Company to the Secured Party (both actual and contingent), whether now existing or incurred after the date of this Agreement under, arising out of, or in connection with, the Deed of Grant and the due performance and compliance by the Company with all the terms, conditions and agreements contained in the Deed of Grant;

(b)	any and all sums advanced by the Secured Party in order to preserve the Charged Assets or preserve its security interest in the Charged Assets; and
(c)

in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Company referred to in sub-paragraph (a) above, on and from the Enforcement Date, the reasonable expenses of retaking, holding, preparing for sale of lease, selling or otherwise disposing of or realising on the Charged Assets of any exercise by the Secured Party of its rights under this Agreement, together with reasonable attorneys’ fees and court costs, it being acknowledged and agreed that the “Secured Liabilities” shall include liabilities or extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.2      Potential invalidity

Neither the covenant to pay in Clause Error! Reference source not found. (Covenant to pay Secured Liabilities),  nor the Security created by this Agreement shall extend to or include any liability or sum which would, but for this Clause Error! Reference source not found., cause such covenant, obligation or Security to be unlawful under any applicable law.

3.        Representation

The Company represents and warrants that, as at the date of this Agreement: (a) the Project Licences listed in Schedule 1 (Project Licences) are the only material petroleum production licences entered into by the Company (or in respect of which the Company has acquired an interest) constituting petroleum production licences for material oil and gas reserves of the Company; and (b) the Project Contracts listed in Schedule 2 (Project Contracts) are the only material agreements entered into by the Company (or in respect of which the Company has acquired an interest) constituting joint operating agreements or unitisation or unit operating agreements, in each case relating to the above-referenced petroleum production licences.

4.        Security

4.1      General

(a)	All the Security created under this Agreement:
(i)	is created in favour of the Secured Party;
(ii)	is security for the payment of all the Secured Liabilities; and
(iii)	is subject to the security granted under the Existing Security Documents.

(b)	If the Company is not entitled to grant any Security over its rights and/or interests under any document without the consent of a party to that document:
(i)	the Company must notify the Secured Party as soon as it becomes aware of the same;
(ii)

the Security constituted under this Agreement will include and extend to all amounts which the Company may receive, or has received, under that document but shall, until the date on which the relevant consent is obtained by the Company, not extend to and exclude the document itself and its rights and/or interests under such document;

(iii)

unless the Secured Party otherwise requires, the Company must use reasonable endeavours to obtain the consent of the relevant party to enable the Company to grant Security over that document under this Agreement; and

(iv)	on and from the date on which such consent is obtained, the Security constituted under this Agreement shall extend to and include that document.

4.2      Creation of fixed charge over Collateral Accounts

To the extent that such charge is capable of being effective, taking into account the provisions of Clause Error! Reference source not found.  (Error! Reference source not found.) of this Agreement, the Company charges to the Secured Party by way of fixed charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Liabilities all of the Company’s right to and title and interest from time to time in each Collateral Account, including all amounts from time to time standing to the credit of, or accrued or accruing on, such Collateral Accounts and any monies, proceeds or income paid or payable on such Collateral Accounts.

4.3      Creation of fixed charge over Project Licences

Subject to Clause Error! Reference source not found. (General) and the Existing Security Documents, the Company charges to the Secured Party by way of fixed charge with full title guarantee and as continuing security for the payment and discharge of the Secured Liabilities all of the Company’s right to and title and interest from time to time in each of the Project Licences.

4.4      Assignments

Subject to Clause Error! Reference source not found. (General) and the Existing Security Documents,  the Company assigns absolutely, (subject to a proviso for re-assignment at the end of the Security Period) to the Secured Party with full title guarantee as a continuing security for the payment and discharge of the Secured Liabilities all of the Company’s rights to and title and interest from time to time in:

(a)	the Project Contracts; and
(m)	any present or future Insurances,

together with all Related Property Rights in respect thereof.

5.        Floating Charge

5.1      Creation of floating charge

(a)

The Company charges to the Secured Party by way of floating charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Liabilities all of the Company’s rights to and title and interest from time to time in the whole of its property, assets (including, without limitation, any Account), rights and revenues, whatsoever and wheresoever, present and future, other than any assets validly and effectively charged or assigned (whether at law or in equity) pursuant to Clauses Error! Reference source not found.  (Creation of fixed charge over Collateral Accounts), Error! Reference source not found.  (Creation of fixed charge over Project Licences) or Error! Reference source not found. (Assignments).

(b)

Except as otherwise agreed in writing by the Secured Party and subject to the Existing Security Documents, the floating charge hereby created ranks in priority to any Security which shall subsequently be created or permitted to arise by the Company or any Security created by a Receiver appointed under this Agreement and is a qualifying floating charge for the purposes of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

(c)

Without prejudice to Clause Error! Reference source not found.Error! Reference source not found.  (Creation of floating charge), the Secured Party reserves any rights it may have to appoint an administrative receiver on and following the Enforcement Date in accordance with Sections 72B to H (inclusive) of the Insolvency Act 1986.

5.2      Automatic crystallisation of floating charge

Notwithstanding anything express or implied in this Agreement, and without prejudice to any law which may have similar effect, if:

(a)

the Company creates or attempts to create any Security over all or any of the Charged Assets (save as permitted or contemplated under the Credit Agreement or the Sale and Purchase Agreement) without the prior written consent of the Secured Party;

(b)	any person levies or attempts to levy any distress, execution or other process against any of the Charged Assets;
(c)

a resolution is passed or a petition is presented for the winding‑up or administration in relation to the Company which is not discharged within 14 days (in the case of a winding‑up petition) or 5 days (in the case for an administration order) or in any event before such petition is heard or an order is made for the winding up, dissolution, administration or other reorganisation of the Company; or

(d)

an Administrator or Receiver is appointed in respect of the Company or any step intended to result in such appointment is taken pursuant to paragraphs 15 or 26 of Schedule B1 of the Insolvency Act in respect of the Company, then the floating charge created by Clause Error! Reference source not found. (Creation of floating charge) will automatically (with immediate effect and without notice) be converted into a fixed charge as regards all of the assets subject to the floating charge.

5.3      Crystallisation on notice of floating charge

Notwithstanding anything express or implied in this Agreement the Secured Party may at any time:

(a)	on or after the Enforcement Date;
(b)	if it considers in good faith that any of the Charged Assets are in danger of being seized or sold as a result of any legal process, or are otherwise in jeopardy; or
(c)

if it reasonably believes that steps likely or intended to lead to the presentation of a petition for the administration or winding up of or the appointment of an Administrator in respect of the Company are being, or have been, taken, by giving notice in writing to that effect to the Company, convert the floating charge created by Clause Error! Reference source not found. (Creation of floating charge) into a fixed charge as regards any Charged Assets specified in such notice.  The conversion shall take effect immediately upon the giving of the notice.

5.4      Fixed and Floating Security

If for any reason any Security in respect of any asset created or purported to be created pursuant to this Clause Error! Reference source not found.  (Floating Charge) as a fixed charge or assignment does not, or ceases to, take effect as a fixed charge or assignment, then it shall take effect as a floating charge in respect of such asset.  However it is the intent of the Parties that the Security over other Charged Assets shall remain unaffected.

5.5      Retention of Documents

The Secured Party shall be entitled to continue to retain any document delivered to it under this Agreement relating to a Charged Asset until the Security created or expressed to be created under this Agreement over such Charged Asset is released in accordance with this Agreement.  If, for any reason, it ceases to hold any such document before such time, it may by notice to the Company require that the relevant document be redelivered to it and the Company shall, to the extent that the Secured Party under the Existing Security Documents has not already received such documents, immediately comply with that requirement or procure that it is complied with.

5.6      Project Contracts

(a)

The Security created by this Agreement in relation to each Project Contract shall, to the extent required by that Project Contract, in each case as that agreement may have been subsequently assigned, transferred or novated, be:

(i)	without prejudice to the provisions of that Project Contract;
(ii)	subordinated to the express rights specified under that Project Contract of the parties thereto from time to time (other than the Company); and
(iii)	subject to the liabilities and obligations of the Company relating to the interest of the Company in and under that Project Contract,

            provided that, nothing in this Clause Error! Reference source not found.  (Project Contracts) shall (i) release the Company from any obligations to fulfil any requisite condition in connection therewith or (ii)  impose on the Secured Party or any Receiver or Administrator appointed by it an obligation to perform any of the obligations of the Company under any Project Agreement or to procure the performance of the Company of any such obligation.

(b)	The Company and the Secured Party acknowledge that:
(i)

in the event of the Secured Party exercising any rights created under this Agreement in respect of the Enoch PLTPA, the Secured Party will continue to fulfil the obligations of the Company under the Enoch PLTPA; and

(ii)

notwithstanding Clause Error! Reference source not found.  (Third Parties), BP may rely on the undertaking given by the Security Agreement under Clause Error! Reference source not found. (b)(i) (Project Contracts) above.

5.7      Gas sales agreements

This Agreement shall not create any Security over the Company’s interest in the Enoch Field Gas Sales Agreement dated 17 January 2006 as such agreement may be assigned, amended, modified, supplemented or novated from time to time.

6.        Further Assurance

The Company shall at its own expense promptly upon request by the Secured Party execute (in such form as the Secured Party may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Secured Party or its nominees and do all such assurances and things as the Secured Party may reasonably require for:

(a)	perfecting and/or protecting (by registration or in any other way) the Security created or intended to be created by this Agreement;
(b)

conferring upon the Secured Party such Security as it may require over the assets of the Company outside of England and Wales which if in England and Wales would form part of or be intended to form part of the Charged Assets;

(c)	facilitating the realisation of all or any part of the Charged Assets; and/or
(d)	for exercising all powers, authorities and discretions conferred on the Secured Party.

7.        Undertakings with Respect to the Charged Assets

The Company undertakes to the Secured Party with respect to the Charged Assets that it shall:

7.1      Negative Pledge

except (i) in respect of the Subject Interests, (a) Permitted Encumbrances (as defined in the Sale and Purchase Agreement), or (b) with the prior written consent of the Secured Party (such consent not to be unreasonably withheld or delayed); and (ii) in respect of the Charged Assets which are not the Subject Interests above, as permitted under the Existing Security Documents or, on and following the Relevant Date, for a Permitted Lien, or otherwise with the prior written consent of the Secured Party (such consent not to be unreasonably withheld or delayed):

(a)	not create or allow to exist any Security on, over, or affecting, any of the Charged Assets; and
(b)	procure that no member of the Group creates or allows to exist any Security on, over, or affecting, any of the Charged Assets,

provided further that, in respect of Permitted Liens arising under paragraph (ii) of the definition of Permitted Liens, the Secured Party undertakes that it will agree with the holders of such Permitted Liens or their agent or security trustee (the “Refinancing Creditors”) that the claims of the Secured Party in respect of the Charged Assets (excluding the Charged Assets constituted by the Subject Interests, “First Priority Assets”) and the Security constituted by this Agreement (other than over the First Priority Assets) shall be postponed and subordinated to the claims of the Refinancing Creditors on terms reasonably satisfactory to the Secured Party and otherwise consistent with the equivalent terms of the Intercreditor Agreement.  The Secured Party further agrees that for the purposes of such Permitted Liens and intercreditor agreement, amounts then payable to the Payment Account or standing to the credit of the Payment Account, in each case to the extent not attributable to the Production Payment, may be directed or transferred to another Account.

7.2      Disposals

not, either in a single transaction or in a series of transactions and whether related or not, dispose of the Charged Assets or any part of them, except:

(a)

as permitted under the Existing Security Documents or, on and following the Relevant Date, for a Permitted Disposal, or otherwise with the prior written consent of the Secured Party (such consent not to be unreasonably withheld or delayed); and

(b)

in relation to the disposal of the whole or any part of the Charged Assets that are Subject Interests, with the prior written consent of the Secured Party (such consent not to be unreasonably withheld or delayed);

7.3      Subsequent charge

subject to Clause Error! Reference source not found. (Negative pledge), procure that any Security created by the Company after the date of this Agreement (otherwise than in favour of the Secured Party) shall be expressed to be subject to this Agreement;

7.4      Supplemental Agreement

at any time, promptly upon request on or after the Enforcement Date, execute over all or any of the Charged Assets a charge by way of legal mortgage or legal sub‑mortgage or legal assignment, as the case may be, in favour of the Secured Party in such form as the Secured Party shall reasonably require;

7.5      Prejudicial Action

not do or cause or permit to be done anything which may in any way reduce, jeopardise or otherwise prejudice the value to the Secured Party of the Charged Assets; and

7.6      Consents and Other Necessary Action

take all such action as is available to it and is reasonably necessary for the purpose of creating, perfecting or maintaining the Security created or intended to be created pursuant to this Agreement which shall include, without limitation, using reasonable endeavours to obtain any necessary consent (in form and content satisfactory to the Secured Party, acting reasonably) to enable its assets to be charged or assigned pursuant to this Agreement.  Immediately upon obtaining any necessary consent the asset concerned shall become subject to the Security created by this Agreement.  The Company shall promptly deliver a copy of each consent to the Secured Party.

8.        Further Undertakings

8.1      Calls

The Company shall not, without the consent of the Secured Party, acquire any shares or other securities unless they are fully paid.

8.2      Notices of charge and/or assignment

(a)	The Company shall deliver to the Secured Party and serve on any relevant person (a “Relevant Counterparty”) as required by the Secured Party:
(i)

notices of assignment in respect of any of the assets assigned pursuant to this Agreement, and shall use its reasonable endeavours to procure that each such notice is acknowledged by that Relevant Counterparty; and

(ii)	notice of charge in respect of any of the assets charged pursuant to this Agreement and shall use its reasonable endeavours to procure that each notice is acknowledged by that Relevant Counterparty.
(b)

The notices of charge and/or assignment and/or acknowledgement referred to in Clause Error! Reference source not found. shall be in a form substantially similar to that contained in Error! Reference source not found. (Form of Notices) hereto or such other form as the Secured Party may reasonably require.

(c)

With respect to the persons listed in Schedule 4 hereto (such persons being parties who hold an interest in the Licences or the JOAs as at the date of this Agreement), the Company shall promptly notify the Secured Party of a change in the identity of any such person upon becoming aware of such change.

8.3      Further Assignments

Subject to the Existing Security Documents and the Intercreditor Agreement, the Company shall, if requested by the Secured Party (acting reasonably), promptly execute any document and do all such acts as the Secured Party may reasonably require:

(a)	for the purposes of granting security over:
(i)	any Insurances;
(ii)	any Project Contract; or
(iii)	any Project Licence;

unless such Security has been granted under an Existing Security Document; and

(b)	to record the interests of the Secured Party in any registers relating to registered intellectual property rights.

9.        Accounts and Receipts

9.1      Accounts General

(a)	The Company will:
(i)	deliver to the Secured Party on the date of this Agreement details of each of its Accounts;
(ii)	deliver to the Secured Party details of any change in such detail (including any renewal or redesignation of any such Account) that occurs after the date of this Agreement on the date of such change;
(iii)	deliver to the Secured Party details of any new Account opened after the date of this Agreement, on the date of such opening; and
(iv)

open such new Collateral Accounts, as the Secured Party shall require (at any time on or after the Enforcement Date) for the purposes of Clause Error! Reference source not found.  (Book and Other Debts after Security Becomes Enforceable).

(b)	Without prejudice and in addition to Clause Error! Reference source not found. (Negative pledge), the Company agrees that:
(i)	the benefit of each Account shall not be capable of assignment or charge in whole or in part (save pursuant to this Agreement or the Existing Security Documents); and
(ii)

it will not assign (whether by way of sale or mortgage), charge or otherwise seek to deal with or dispose of all or any part of any Collateral Account without the prior written consent of the Secured Party subject to the Intercreditor Agreement.

(c)

The Company shall, subject to Clause Error! Reference source not found.  (Error! Reference source not found.), be entitled to withdraw any credit amount from the Accounts

(other than a Collateral Account), including, for the avoidance of doubt, from the Payment Account.

9.2      Book and Other Debts after Security becomes Enforceable

If and to the extent that the Secured Party so specifies, at any time on or after the Enforcement Date, the Company shall pay the proceeds of payment or realisation of such of the Company’s assets comprising temporary and other investments, book and other debts, royalties, fees and income of like nature or other monies received by the Company as the Secured Party may require into such Collateral Account(s) as the Secured Party may from time to time specify and pending such payment shall hold all such receipts on trust for the Secured Party.

9.3      Accounts after Security becomes Enforceable

(a)	Upon the Security becoming enforceable, the Secured Party shall be deemed to have designated in writing all Accounts as Assigned Accounts and at any time thereafter the Secured Party may:
(i)

in relation to such new Assigned Accounts, require the Company to, and the Company shall immediately on request, serve a notice of assignment (in a form substantially similar to that contained in Error! Reference source not found. (Form of Notices) hereto or such other form as the Secured Party may reasonably require) on each bank or other financial institution with which any such Account is maintained and the Company shall comply with its obligation under Clause Error! Reference source not found.  (Notices of charge and/or assignment) to obtain an acknowledgement of each such notice of assignment; and

(ii)

exercise from time to time, all rights, powers and remedies of the Company in relation to any or all of its Accounts, including to demand and receive all and any monies standing to the credit of any such Accounts.

(b)	On and from the Enforcement Date, the Company shall not be entitled to be paid, withdraw or otherwise transfer any credit amount from the Accounts.

10.      RIGHTS OF the Secured Party

10.1    Enforcement

At any time on or after the Enforcement Date, the Security created pursuant to this Agreement shall be immediately enforceable and the Secured Party may in its absolute discretion and without notice to the Company or the prior authorisation of any court:

(a)

enforce all or any part of the Security created by this Agreement and take possession of or dispose of all or any of the Charged Assets in each case at such times and upon such terms as it sees fit; and

(b)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions:
(i)	conferred from time to time on mortgagees by the LPA (as varied or extended by this Agreement) or by law; and
(ii)	granted to a Receiver by this Agreement or by law.

10.2    Restrictions on consolidation of mortgages

Section 93 of the LPA shall not apply to this Agreement or to any sale made under it. The Secured Party shall have the right to consolidate all or any of the Security created by or pursuant to this Agreement with any other Security in existence at any time.  Such power may be exercised by the Secured Party at any time following the Enforcement Date.

10.3    Restrictions on exercise of power of sale

Section 103 of the LPA shall not apply to this Agreement and the power of sale arising under the LPA shall arise on the execution of this Agreement (and the Secured Liabilities shall be deemed to have become due and payable for that purpose).  The power of sale and other powers conferred by Section 101 of the LPA as varied or extended by this Agreement and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Secured Party at any time on or after the Enforcement Date.

10.4    Leasing powers

The restrictions contained in Sections 99 to 100 of the LPA shall not apply to restrict the rights of the Secured Party or any Receiver under this Agreement.  The statutory powers of leasing may be exercised by the Secured Party or any Receiver upon and following the Enforcement Date and the Secured Party and any Receiver may make any lease or agreement for lease and/or accept any surrenders of leases and/or grant options on such terms as it sees fit without the need to comply with the aforementioned restrictions.

10.5    No prior notice needed

The powers of the Secured Party set out in Clauses Error! Reference source not found. (Restrictions on consolidation of mortgages) to Error! Reference source not found. (Leasing powers) may be exercised by the Secured Party without prior notice to the Company.

10.6    Right of appropriation

(a)

Without prejudice to the other provisions of this Agreement, to the extent that any of the Charged Assets constitute “financial collateral”, and this Agreement and the obligations of the Company hereunder constitute a “security financial collateral agreement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226) (the “Regulations”), the Secured Party shall at any time on and after the Enforcement Date have the right to appropriate all or any part of those Charged Assets in or towards discharge of the Secured Liabilities.  For this purpose, the parties agree that the value of any such Charged Assets so appropriated shall be the market price of such Charged Assets at the time the right of appropriation is exercised as determined by the Secured Party by reference to such method or source of valuation as the Secured Party may select, including by independent valuation.  The Parties agree that the methods or sources of valuation provided for in this Clause Error! Reference source not found. (Right of appropriation) or selected by the Secured Party in accordance with this Clause Error! Reference source not found. (Right of appropriation) shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

(b)	The Secured Party shall notify the Company as soon as reasonably practicable of the exercise of its rights of appropriation as regards such of the Charged Assets as are specified in such notice.

11.      Exoneration

11.1    Exoneration

Neither the Secured Party nor any Receiver shall, by reason of the Secured Party or the Receiver entering into possession of the Charged Assets or any part thereof, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable.  Every Receiver duly appointed by the Secured Party under this Agreement shall for all purposes be deemed to be in the same position as a receiver duly appointed by a mortgagee under the LPA save to the extent that the provisions of that Act are varied by or are inconsistent with the provisions of this Agreement when the provisions of this Agreement shall prevail and every such Receiver and the Secured Party shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the LPA on mortgagees and receivers duly appointed under the LPA.

11.2    Indemnity

The Secured Party and every Receiver, attorney, delegate, manager, agent or other person appointed by the Secured Party hereunder shall be entitled to be indemnified out of the Charged Assets or any part thereof in respect of all liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Agreement and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Charged Assets or any part of them other than such liabilities, expenses, actions, proceedings, costs, claims or demands incurred or suffered as a result of the fraud or gross negligence (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Secured Party or any Receiver, attorney, delegate, manager, agent or other person appointed by the Secured Party.  The Secured Party and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received by it under the powers conferred by this Agreement.

12.      Appointment of Receiver or Administrator

12.1    Appointment

(a)

At any time on or after the Enforcement Date, at the request of the Company or its directors, the Secured Party may, without prior notice to the Company, in writing (under seal, by deed or otherwise under hand) appoint:

(i)

a Receiver in respect of the Charged Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do) remove any Receiver and appoint another in his stead; or

(ii)	one or more persons to be an Administrator in accordance with paragraph 14 of Schedule B1 to the Insolvency Act 1986.
(b)

Nothing in Clause Error! Reference source not found. (Powers) shall restrict the exercise by the Secured Party of any one or more rights of a Secured Party under Schedule B1 to the Insolvency Act 1986 and the rules thereunder or at common law.

12.2    More than one receiver

Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Secured Party may specify to the contrary in the appointment.

12.3    Receiver as agent

A Receiver shall be the agent of the Company which shall be solely responsible for his acts or defaults and for his remuneration.  No Receiver shall at any time act as agent of the Secured Party.

12.4    Receiver’s remuneration

Subject to section 36 of the Insolvency Act 1986, a Receiver shall be entitled to remuneration for his services at a rate to be determined by the Secured Party from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).  The Secured Party may direct payment of such remuneration out of moneys accruing to the Receiver but the Company alone shall be liable for the payment of such remuneration and for all other costs, charges and expenses of the Receiver.

12.5    Actions of an Administrator

Save as provided for in statute or as otherwise agreed in writing by the Secured Party, the Secured Party shall have no liability for the acts or omissions of an Administrator.

13.      Receiver’s Powers

13.1    Powers

A Receiver shall have (and be entitled to exercise) in relation to the Charged Assets over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Agreement):

(a)	all of the powers of a receiver or an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);
(b)	all of the powers conferred from time to time on receivers, mortgagors and mortgagees in possession by the LPA or any applicable law;
(c)	all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Company itself could do or omit to do; and
(d)

the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Agreement or upon receivers by statute or law generally (including, without limitation, the bringing or defending of proceedings in the name of, or on behalf of, the Company, the collection and/or realisation of Charged Assets in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the Company (whether under hand, or by way of deed or by utilisation of the company seal of the Company)).

13.2    Powers may be restricted

The powers granted to a Receiver pursuant to this Agreement may be restricted by the instrument (signed by the Secured Party) appointing him but they shall not be restricted by any winding‑up or dissolution of the Company.

14.      Protection of Purchasers

14.1    Absence of enquiry

No person or persons dealing with the Secured Party or any Receiver shall be concerned to enquire whether any event has happened upon which any of the powers in this Agreement are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Agreement or whether the Secured Liabilities have become payable or as to the application of any money paid to the Secured Party or any Receiver, Administrator or Delegate.  All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the LPA shall apply to any person purchasing from or dealing with the Secured Party or any such Receiver.

14.2    Receipt: conclusive discharge

The receipt of the Secured Party or any Receiver shall be a conclusive discharge to any purchaser of the Charged Assets.

15.      Power of Attorney and Delegation

15.1    Power of Attorney: General

The Company hereby irrevocably and by way of security appoints the Secured Party and any Receiver and any Delegate severally to be its attorney in its name and on its behalf and as its act and deed:

(a)

to execute and deliver any documents or instruments which the Secured Party or such Receiver may require for perfecting the title of the Secured Party to the Charged Assets or for vesting the same in the Secured Party, its nominee or any purchaser;

(b)	to sign, execute, seal and deliver and otherwise perfect any further security document which the Company is required to enter into pursuant to this Agreement; and
(c)

otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which (i) may be required for the full exercise of all or any of the powers conferred on the Secured Party or any Receiver under this Agreement; (ii) the Company is required to do pursuant to this Agreement; or (iii) may be deemed expedient by the Secured Party or a Receiver in connection with (A) any preservation, disposition, realisation or getting in by the Secured Party or such Receiver of the Charged Assets or any part thereof or (B) any other exercise of any other power under this Agreement.

The Secured Party confirms that it will only exercise the rights set out in this Clause Error! Reference source not found.  (Power of Attorney: General) following a breach by the Company of its obligations under the Deed of Grant or this Agreement which has not been remedied upon reasonable notice from the Secured Party.

15.2    Power of Attorney: Ratification

The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause Error! Reference source not found. (Power of attorney and delegation) does or purports to do in exercise of the powers granted by this Clause.  All moneys expended by any such attorney shall be deemed to be expenses incurred by the Secured Party under this Agreement.

15.3    General delegation

(a)

The Secured Party and any Receiver (acting in good faith) shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Agreement (including the power of attorney) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

(b)	Any such delegation may be made upon such terms, consistent with the terms of the Deed of Grant (including power to sub‑delegate) as the Secured Party may think fit.
(c)

Save in the case of gross negligence or wilful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) by the Secured Party in the exercise of its right to delegate, the Secured Party shall not be in any way liable to the Company or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any Delegate.

16.      Application of Monies Received Under this Agreement

16.1    Order of application

Any monies received under the powers hereby conferred shall, subject to the repayment of any claims or debts having priority to this Agreement, be applied in the manner set forth in the Intercreditor Agreement.

16.2    Suspense account

The Secured Party may credit any monies received under this Agreement to an interest‑bearing suspense account for so long and in such manner as the Secured Party may from time to time determine and the Receiver may retain the same for such period as he and the Secured Party consider appropriate.

17.      Release of Security

17.1    Release of Security at the end of the Security Period

The Secured Party shall, at the request and cost of the Company, execute or procure the execution by its nominee of any documents and do all such deeds, acts and things as are necessary to release the Charged Assets from the Security created by or in accordance with this Agreement and/or to reassign the Charged Assets at the end of the Security Period.

17.2    Release of Security upon Disposal

Without prejudice to Clause Error! Reference source not found.  (Assignment and transfer), the Secured Party shall release any Security over any Charged Asset that is subject to Security under this Agreement:

(a)	the Charged Asset is disposed of in compliance with the terms of the Existing Security Documents, or otherwise in accordance with Clause Error! Reference source not found. (Disposals); or
(b)	the Charged Asset is disposed of by any Receiver or other person in accordance with the powers granted under this Agreement.

17.3    Avoidance of payments

(a)

No amount paid, repaid or credited to a Secured Party shall be deemed to have been irrevocably paid if the Secured Party (acting reasonably) considers that the payment or credit of such amount is capable of being avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws.

(b)

If any amount paid, repaid or credited to a Secured Party is avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws then any release, discharge or settlement between the Secured Party and the Company shall be deemed not to have occurred and the Secured Party shall be entitled to enforce this Agreement subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.  The Company shall on demand indemnify the Secured Party against any funding or other cost, loss, liability or expense incurred by the Secured Party as a result of the Secured Party being required for any reason to refund all or part of any amount received by it in respect of any of the Secured Liabilities.

18.      Power of Severance

In the exercise of the powers conferred by this Agreement, the Secured Party or any Receiver may sever and sell plant, machinery or other fixtures separately from the property to which they may be annexed and the Secured Party or any Receiver may apportion any rent or other amount without the consent of the Company.

19.      New Accounts

If a Secured Party receives notice of any subsequent charge or other interest affecting any part of the Charged Assets it may, without prejudice to its rights under this Agreement, open a fresh account or accounts with the Company and continue any existing account in the name of the Company and may appropriate to any such fresh account any monies paid in, received or realised for the credit of the Company after that time without being under any obligation to apply the same or any part of them in discharge of any of the Secured Liabilities.  If a Secured Party fails to open a fresh account it will be deemed to have done so with the effect that any monies received or realised after that time will not reduce the Secured Liabilities at the time when the Secured Party received notice.

20.      Miscellaneous

20.1    The Company

This Agreement shall be binding on the successors and assigns of the Company.

20.2    Assignment and transfer

Neither Party may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the other Party, such consent not to be unreasonably withheld or delayed, provided that the consent of the Company shall not be required in the event that the Secured Party wishes to assign or transfer any of its rights or obligations under this Agreement to an entity incorporated in Luxembourg which has substantially the same ownership as the Secured Party.   In connection with any sale, transfer or disposal of all or part of a Subject Interest in accordance with Clause 12.2 (Assignment) of the Deed of Grant, the Secured Party will enter into an assignment and assumption of the rights and obligations of the Company to and by the third party acquiring such Subject Interests (or part thereof) on terms satisfactory to the Secured Party (acting reasonably) for the purposes of giving effect to Clause 12.2 (Assignment) of the Deed of Grant.

20.3    Property

This Agreement is and will remain the property of the Secured Party.

20.4    Continuing Security

(a)	This Agreement shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Liabilities.
(b)

If any purported obligation or liability of the Company to the Secured Party which if valid would have been the subject of any obligation or charge created by this Agreement is or becomes unenforceable, invalid or illegal on any ground whatsoever whether or not known to the Secured Party, the Company shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Company was the principal debtor in respect thereof.  The Company hereby agrees to keep Secured Party fully indemnified against all damages, losses, costs and expenses arising from any failure of the Company to carry out any such purported obligation or liability.

20.5    Waiver of defences

The obligations of the Company under this Agreement will not be affected by an act, omission, matter or thing (other than a release of this Agreement in writing pursuant to Clause Error! Reference source not found. (Release of Security) or pursuant to Clause Error! Reference source not found.  (Assignment and transfer)) which would reduce, release or prejudice any of its obligations (without limitation and whether or not known to it or the Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Company or any other person;
(b)	the release of the Company or any other person under the terms of any composition or arrangement with any creditor of any person;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company, the Secured Party or any person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;
(e)	any amendment (however fundamental) or replacement of the Sale and Purchase Agreement, the Deed of Grant or any other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under the Sale and Purchase Agreement, the Deed of Grant or any other document or security;
(g)	any insolvency or similar proceedings;
(h)	the existence of any claim, set‑off or other right which the Company may at any time have against the Secured Party or any other person; or
(i)	the making or absence of any demand for payment of any Secured Liabilities or other obligations on the Company or any other person, whether by the Secured Party or any other person.

20.6    Additional Security

This Agreement shall be in addition to and not be affected by any other Security or guarantee now or hereafter held by the Secured Party for all or any part of the Secured Liabilities nor shall any such other Security or guarantee of liability to the Secured Party of or by any person not a Party be in any way impaired or discharged by this Agreement nor shall this Agreement in any way impair or discharge such other Security or guarantee.

20.7    Variation of Security

This Agreement shall not in any way be affected or prejudiced by the Secured Party now or hereafter dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any Security or guarantee referred to in Clause Error! Reference source not found. (Additional Security) above or any rights which the Secured Party may now or hereafter have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

20.8    Enforcement of other Security

The Secured Party shall not be obliged to enforce any other Security it may hold for, or exercise any other rights it may have in relation to, the Secured Liabilities before enforcing any of its rights under this Agreement.

20.9    Custody

The Secured Party shall be entitled to keep all certificates and documents of title relating to the Charged Assets in safe custody at any of its branches or otherwise provide for their safe custody by third parties and shall not be responsible for any loss or damage occurring to or in respect thereof unless such loss or damage shall be caused by its own gross negligence or wilful default.

20.10  Costs and expense

Save to the extent that the same has been recovered pursuant to the terms of the Deed of Grant, the Company shall, within three Business Days of demand, pay to the Secured Party, any Receiver, attorney, manager, agent or other person appointed by the Secured Party under this Agreement the amount of all costs and expenses (including legal fees) incurred by that Secured Party, Receiver, attorney, manager, agent or other person (as the case may be) in connection with (i) the perfection, preservation, enforcement or attempted enforcement, of the Security created by or contemplated by this Agreement and/or (ii) the exercise of any rights under this Agreement.

21.      Notices

21.1    Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

21.2    Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the Company and the Secured Party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with its name below:

Company

Address:	Endeavour Energy UK Limited
Brettenham House
South Entrance, 4th floor
Lancaster Place
London WC2E 7EN
England

For the Attention of:	Cathy Stubbs

Fax Number:	+44 207 451 2352

Email:	Cathy.Stubbs@endeavourcorp.com

With a copy to:	Endeavour International Corporation
811 Main Street, Suite 2100
Houston, Texas 77002
United States of America

For the Attention of:	Cathy Stubbs

Fax Number:	+1 713 307 8794

Email:	Cathy.Stubbs@endeavourcorp.com

Secured Party

Address:	Cidoval S.à r.l., 40, avenue Monterey, L-2163 Luxembourg

Fax Number:	+352 49 6767 9851

For the Attention of:	Peter van Opstal, Onno Bouwmeister

Email:	Peter.van.Opstal@orangefield.com ; onno.bouwmeister@orangefield.com or any substitute address, fax number or department or officer as the Company may notify to the Secured Party or, as the case may be, the Secured Party may notify to the Company, in each case by not less than five Business Days’ notice.

21.3    Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause Error! Reference source not found.  (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Secured Party will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with the Secured Party’s name in Clause Error! Reference source not found.  (Addresses) (or any substitute department or officer as it shall specify for this purpose).

22.      Certificates AND Determinations

Any certificate or determination by the Secured Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.      Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

24.      Counterparts

            This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

25.      Third Parties

Save as expressly stated in this Agreement, a person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

26.      Governing Law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non‑contractual disputes or claims) shall be governed by and construed in accordance with English law.

27.      Enforcement

27.1    Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non‑contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)

This Clause Error! Reference source not found. (Jurisdiction) is for the benefit of the Secured Party only.  As a result, the Secured Party shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Party may take concurrent proceedings in any number of jurisdictions.

27.2    Waiver of immunity

The Company irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to this Agreement and to ensure that no such claim is made on its behalf;
(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)	waives all rights of immunity in respect of it or its assets.

IN WITNESS whereof this Agreement has been duly executed and delivered as a Deed on the date first above written.

SCHEDULE 1

PROJECT LICENSES

1.	The Petroleum Production Licence P.592 dated 3 June 1987;

2.	The Petroleum Production Licence P.361 dated 16 December 1980;

3.	The Petroleum Production Licence P.213 dated 15 March 1972;

4.	The Petroleum Production Licence P.218 dated 15 March 1972;

5.	The Petroleum Production Licence P.588 dated 3 June 1987;

6.	The Petroleum Production Licence P.226 dated 15 March 1972;

7.	The Petroleum Production Licence P.339 dated 16 December 1980;

8.	The Petroleum Production Licence P.219 dated 15 March 1972;

9.	The Petroleum Production Licence P.1314 dated 22 December 2005;

10.	The Petroleum Production Licence P.255 dated 30 November 1977;

11.	The Seaward Production Licence P.1615 dated 21 July 2009; and

12.	Any licence which is issued in substitution or replacement of any of the licences referred to in paragraphs Error! Reference source not found. to Error! Reference source not found. above.

SCHEDULE 2

PROJECT CONTRACTS

1.	The joint operating agreement for P.592 Block 20/4b dated 2 September 1999;

2.	The Goldeneye unitisation and unit operating agreement dated 15 March 2002;

3.	The joint operating agreement for P.361 Block 29/1b dated 23 November 1988;

4.	The Triton joint facilities operating agreement dated 14 April 2000;

5.	The Bittern unitisation and unit operating agreement dated 23 January 2002;

6.	The Rochelle Field Unitisation and Unit Operating Agreement dated 1 July 2011;

7.	The joint operating agreement for P.213 Block 16/26a (Area A – “Alba Field Area”) dated 10 October 1990;

8.

The joint operating agreement for P.218 and P.588 Blocks 15/21f and 15/21b dated 13 August 1987 (as it applies to the Ivanhoe Area, the Rob Roy Area and the Hamish Area by virtue of a Supplemental Agreement dated 31 December 1987);

9.

The joint operating agreement for P.226 Block 15/27 dated 21 January 1998 as it applies in the manner of a separate contract to Area A – “Renee” (as described in the agreement entitled “Amendment to the Joint Operating Agreement for United Kingdom Petroleum Production Licence P.226 for Block 15/27” dated 25 February 2000 (the “Amendment Agreement”));

10.

The joint operating agreement for P.226 Block 15/27 dated 21 January 1998 (as amended under the terms of the Amendment Agreement) as it applies in the manner of a separate contract to Area Beta – “Rochelle” (as defined in an agreement dated 23 December 2009 entitled “Amendment to the Joint Operating Agreements for United Kingdom Petroleum Production Licence P.226 for Block 15/27 Area B and United Kingdom Petroleum Production Licence P.226 for Block 15/27 Area C” under which Areas B and C (each as defined in the Amendment Agreement) were merged and a new Area Beta was created);

11.	The joint operating agreement for P.339 Block 15/28b (“Rubie Field Area”) dated 26 January 1999;

12.	The joint operating agreement for P.219 Block 16/13a & 16/13e – “Enoch” dated 7 March 1986;

13.	The Enoch unitisation and unit operating agreement dated 1 July 2005;

14.	The Enoch PL Transport and Processing Agreement dated 24 February 2006;

15.	The joint operating agreement for P.1314 Block 23/16f – “Columbus” dated 27 September 2006;

16.	The joint operating agreement for P.255 Block 22/06a North – “Bacchus” dated 15 September 2006; and

17.	The joint operating agreement for P.1615 Block 15/26c dated 17 September 2010.

SCHEDULE 3

FORM OF NOTICES

[Headed notepaper of the Company]

BY REGISTERED MAIL

To: [relevant counterparty]

Dated [●]

Dear Sirs

Notice of [Assignment]/[Charge]

We hereby give you notice that by a security agreement dated 30 April 2013 as amended and restated on 21 May 2013 (the “Security Agreement”) made between ourselves (the “Company”) and Cidoval S.à r.l.(the “Secured Party”) all of our rights to and title and interest from time to time in the property described in the Annex to this notice ([“Assigned Property”] / [“Charged Property”]) was [assigned] / [charged] by us to the Secured Party in accordance with the provisions of the relevant agreements (the [“Assignment”] / [“Charge”]).

[We also refer to (i) the security agreement dated 28 March 2013 between us and the Secured Party (the “Deposit Security Agreement”), pursuant to which we granted certain security to the Secured Party over certain of the [Assigned Property / Charged Property] and (ii) the notice of assignment dated 8 April 2013 relating to the Deposit Security Agreement, which details the relevant assets to which the Deposit Security Agreement relates.   We hereby give you notice that, pursuant to a deed of release dated 30 April 2013 between us and the Secured Party we have released the security created by the Deposit Security Agreement.  The security interest created pursuant to the Deposit Security Agreement has terminated, the Assigned Property has been re-assigned to the Company and we hereby give you notice of the same.]

[As a result of the release referred to in the paragraph above, the [Assignment] / [Charge] is subject only to the [assignment] / [charge] created under the debenture dated 12 April 2012 between Cyan Partners, L.P. as collateral agent and the Company as amended from time to time (the “Prior [Assignment] / [Charge]”).

Nothing in this Notice amends, varies, waives or otherwise modifies any of the terms of the Prior [Assignment] / [Charge] or the notice given thereunder which remain in full force and effect. In the event of any conflict between instructions given by the Secured Party under the [Assignment] / [Charge] and instructions given by the collateral agent under the Prior [Assignment] / [Charge], the instructions of the collateral agent under the Prior [Assignment] / [Charge] shall prevail.]

On behalf of the Secured Party, we hereby irrevocably instruct and authorise you:

1.

[on written request from the Secured Party to make all payments due to us in respect of the [Assigned Property] / [Charged Property] to the Secured Party instead at a bank account designated by the Secured Party unless and until the Secured Party notifies you otherwise; and]

2.

to disclose to the Secured Party such information regarding the [Assigned Property] / [Charged Property] as it may from time to time reasonably request and to send copies of all notices relating to the [Assigned Property] / [Charged Property] to the Secured Party.

Would you please acknowledge receipt of this Notice by returning to us the copy of this Notice duly signed by your authorised signatory.

Your acknowledgement will be deemed to confirm in favour of the Secured Party that:

1.

[save in respect of the Prior [Assignment] / [Charge] [and the Deposit Security Agreement,] ] you have not received any other notice of the interest of any third party relating to the [Assigned Property] / [Charged Property];

2.	you are not aware of any dispute between ourselves and yourselves relating to the [Assigned Property] / [Charged Property]; and

3.

you shall not raise any set off, defence or counter claim against the Secured Party in respect of any payments now or in future expressed to be payable under the [Assigned Property] / [Charged Property].

This Notice is governed by English law and any dispute or claim arising out of or in connection with it and/or the Security Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (including any non‑contractual disputes or claims) shall be governed by and construed in accordance with English law.

Yours faithfully

.........................................................................................

for and on behalf of
Endeavour Energy UK Limited

Annex

Description of [Assigned Property] / [Charged Property]

[description]

[On copy of Notice]

To:  [Secured Party] and [the Company]

Dated [●]

Dear Sirs

Notice of [Assignment]/[Charge]

We acknowledge receipt of the enclosed Notice of [Assignment]/[Charge].

Yours faithfully

.........................................................................................

duly authorised signatory for and on
behalf of [relevant counterparty]

SCHEDULE 4

LIST OF ALBA AND BACCHUS LICENSES AND JOAS COUNTERPARTIES

Centrica Resources Limited
Chevron North Sea Limited
Enquest Energy Limited
Enquest Production Limited
Mitsui E&P UK Limited
Statoil (U.K.) Limited
Arco British Limited, LLC
ConocoPhillips (U.K.) Limited
ConocoPhillips (U.K.) Theta Limited
ConocoPhillips Petroleum Limited
ConocoPhillips Petroleum Company U.K. Limited
Premier Oil UK Limited
Talisman Sinopec North Sea Limited
First Oil Expro Limited
Apache North Sea Limited
Shell U.K. Limited
Esso Exploration and Production UK Limited
Maersk Oil UK Limited
Talisman Sinopec North Sea Limited
Department of Energy and Climate Change

SIGNED AND DELIVERED as a DEED)
for and on behalf of
            )

ENDEAVOUR ENERGY UK LIMITED)

acting by Catherine Stubbs)
a director of
            )   …………………………….. (signature)
ENDEAVOUR ENERGY UK LIMITED            )

In the presence of:

Signature of witness

.........................................................................................

Name of witness

(in BLOCK CAPITALS)

.........................................................................................

Address of Witness

.........................................................................................

.........................................................................................

SIGNED by ____________________)
)

for and on behalf of)

CIDOVAL S.À R.L.)